  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1995
                                                REGISTRATION NO. 33-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           IMAGE ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

           California                                  84-0685613
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)


                                9333 Oso Avenue
                          Chatsworth, California 91311
                                 (818) 407-9100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Restated 1992 Stock Option Plan
                 Miscellaneous Employee/Director Benefit Plans
                           (Full Title of the Plans)

                                CHERYL LEE, ESQ.
                           IMAGE ENTERTAINMENT, INC.
                                9333 Oso Avenue
                          Chatsworth, California 91311
                                 (818) 407-9100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            CYNTHIA M. DUNNETT, ESQ.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                         Los Angeles, California  90071

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                PROPOSED           PROPOSED
          TITLE OF                AMOUNT        MAXIMUM             MAXIMUM          AMOUNT OF
      SECURITIES TO BE            TO BE      OFFERING PRICE        AGGREGATE        REGISTRATION
         REGISTERED             REGISTERED   PER SHARE/(2)/   OFFERING PRICE/(2)/       FEE
================================================================================================
Common Stock (no par value         690,000
 per share)/(1)/                   shares        $6.84            $4,716,250           $1,627
================================================================================================

(1) Issuable upon the exercise of options under the Restated 1992 Stock Option Plan and miscellaneous employee benefit plans.
(2) With respect to the 90,000 shares of Common Stock for which options have been granted, the price is based upon the prices at which the options may be exercised. With respect to the 600,000 shares of Common Stock for which options have not been granted, the price is based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on May 9, 1995, a date within five business days prior to the filing of this Registration Statement.

                                EXPLANATORY NOTE

 In accordance with the Note to Part I of Form S-8, the information specified by
 Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Image Entertainment, Inc. (the "Company") pursuant to the Restated 1992 Stock Option Plan and miscellaneous employee/director benefit plans of the Company (the "Employee Benefit Plans"). A Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings of Common Stock acquired in the future pursuant to the Employee Benefit Plans by persons who may be deemed to be "affiliates" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company.

 PROSPECTUS

                           IMAGE ENTERTAINMENT, INC.
                      COMMON STOCK, NO PAR VALUE PER SHARE
                         90,000 SHARES OF COMMON STOCK


      This Prospectus relates to the resale by certain officers, directors and former officers (hereinafter referred to collectively as the "Selling Shareholders" and individually as a "Selling Shareholder") of 90,000 shares of the common stock, no par value (the "Common Stock"), of Image Entertainment, Inc., a California corporation (the "Company"), acquired upon the exercise of stock options granted by the Company pursuant to miscellaneous employee/director benefit plans, which shares may be offered from time to time by the Selling Shareholders or by their pledgees, donees, transferees or other successors-in-interest. The Company will receive no portion of the proceeds of sales made hereunder. All registration expenses of this offering are being borne by the Company, but all selling and other expenses, including brokerage fees, will be borne by the Selling Shareholders.

               PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FACTORS
        SET FORTH IN THIS PROSPECTUS UNDER "INVESTMENT CONSIDERATIONS."



      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      This Prospectus also relates to such additional shares of Common Stock as may be issued to the Selling Shareholders because of future stock dividends, stock splits or similar changes in capital structure.

      There can be no assurance that the Selling Shareholders will sell any of the shares offered hereby.

      The Common Stock is traded in the over-the-counter market on the Nasdaq National Market (Symbol: DISK). Prospective purchasers should obtain current market information regarding the Common Stock.

      No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The shares offered hereby have not been registered for offer or sale under the securities laws of any state or other jurisdiction as of the date hereof. Broker-dealers effecting transactions in the shares should confirm the registration of the shares under the securities laws of the states or other jurisdictions in which such transactions occur or the existence of exemptions from such registration, or should cause such registration to occur in connection with any offer or sale of the shares.



                  The date of this Prospectus is May 16, 1995.

                               TABLE OF CONTENTS

                                                      Page
                                                      ----

 AVAILABLE INFORMATION.............................      3

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...      3

 THE COMPANY.......................................      4

 INVESTMENT CONSIDERATIONS.........................      4

 SELLING SHAREHOLDERS..............................      6

 PLAN OF DISTRIBUTION..............................      6

 INDEMNIFICATION OF DIRECTORS AND OFFICERS.........      7

 LEGAL MATTERS.....................................      8

 EXPERTS...........................................      8

                             AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Room 3190, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and 14th Floor, 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      The Company has filed with the Commission a Registration Statement on Form S-8 (herein, together with all amendments and exhibits thereto and all documents incorporated by reference therein, referred to as the "Registration Statement") under the Act, with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company hereby incorporates by reference into this Prospectus the following documents:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994;

      (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 1994;

      (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 21, 1983, as amended by Amendment No. 1 on Form 8 filed with the Commission on April 22, 1991; and

      (d) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any documents incorporated by reference in the Registration Statement (other than exhibits to such documents). Requests should be directed to Cheryl Lee, Esq.,

 Chief Administrative Officer and General Counsel, Image Entertainment, Inc., 9333 Oso Avenue, Chatsworth, California 91311, telephone number (818) 407-9100 extension 256.


                                  THE COMPANY

      The Company has distributed programming on laserdisc since 1983, and is the largest laserdisc licensee and distributor in the United States. The titles distributed by the Company include feature films, music videos, and children's, educational, documentary and special interest programming. These titles are obtained from major motion picture studios and other suppliers under exclusive and nonexclusive license and wholesale distribution agreements.

      The Company was incorporated in Colorado in April 1975 as Key International Film Distributors, Inc., adopted its present name in June 1983 and reincorporated in California in January 1990. The Company's principal executive offices are located at 9333 Oso Avenue, Chatsworth, California 91311, and its telephone number is (818) 407-9100.


                           INVESTMENT CONSIDERATIONS

      Prior to making an investment decision, prospective purchasers should consider the specific factors set forth below as well as the other information set forth in this Prospectus.

 HISTORICAL LOSSES

      The Company has posted net losses for each fiscal year since 1984 (with the exception of the fiscal years ended March 31, 1992 and 1994). No assurance can be given as to the Company's future profitability.

 CAPITAL REQUIREMENTS

      The Company's operations require substantial capital. The Company believes that unrestricted cash and cash equivalents on hand as of the date hereof, plus anticipated cash flow from operations, will satisfy the Company's expected working capital requirements during the remainder of fiscal 1996. However, the Company may from time to time seek debt or equity financing. Such financing may not be available on terms favorable to the Company, if at all, and may include the sale of Common Stock, which could adversely affect the market price of the Common Stock.

 GROWTH OF THE LASERDISC MARKET

      The Company has developed a strategy and entered into license and distribution agreements based upon its belief as to the continued growth of the laserdisc market. Such growth depends upon various factors, including general economic conditions, sales of laserdisc players, retail availability of laserdiscs, the number of laserdisc titles and laserdisc manufacturing capacity. The laserdisc market's failure to grow further could adversely affect the Company.

 PROGRAM ACQUISITION; COMPETITION

      As the Company does not produce its own programming, its success depends upon entering into new and renewing existing licenses and distribution agreements for feature films and other programming. There is no assurance that suppliers of programming will continue to enter into or renew licenses and distribution agreements on terms acceptable to the Company, if at all.

      Most of the Company's current competitors have substantially greater financial resources than the Company. If the laserdisc market expands, the Company may face increased competition. Further, laserdiscs face competition from other forms of home video entertainment, e.g. videocassettes
                                                           ----
 and network, syndicated and pay/cable television. New technologies in the entertainment industry may offer alternate forms of leisure-time entertainment or alter the way in which existing forms are delivered, thereby increasing competition.

 MANUFACTURING CAPACITY

      The Company uses subcontractors to manufacture its laserdiscs. While the Company believes that manufacturing facilities currently have the aggregate capacity to fulfill its orders, the demand for laserdiscs may periodically exceed manufacturing capacity at one or more facilities.

 DEPENDENCE ON KEY PERSONNEL

      The Company substantially depends upon certain key executives, the loss of whose services could adversely affect the Company. Several agreements with suppliers of programming contain, and future agreements may contain, termination provisions relating to the continued employment of such executives.

 POTENTIAL MAJORITY SHAREHOLDER

      Image Investors Co. ("IIC"), a Delaware corporation controlled by John W. Kluge and Stuart Subotnick, had the power to vote 5,202,978 (approximately 35.9%) of the shares of Common Stock outstanding at April 1, 1995. By virtue of its voting power, IIC may be deemed to have influence over the Company's management and policies. If IIC were to acquire voting power over more than 50% of the outstanding shares of Common Stock (although there can be no assurance that it will), such increased voting power would (or could, depending upon the number of directors if voting for directors were cumulative) enable IIC to elect at least a majority of the members of the Company's board of directors and would otherwise enable IIC to approve or disapprove virtually any matter voted on by the shareholders. In addition, IIC's acquisition or sale of shares of Common Stock could affect the Company's use of its net operating loss carryforward.

 POTENTIAL COMMON STOCK ISSUANCES; SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS

      As of April 1, 1995, there were 7,429,236 outstanding shares of Common Stock eligible for resale under Rule 144 promulgated under the Act, of which 6,393,656 shares are entitled to certain registration rights. In addition, as of April 1, 1995, the Company has issued options and warrants to purchase 6,910,395 shares of Common Stock, of which 6,891,743 shares have been registered for resale or are entitled to certain registration rights. The actual or potential sale of shares of Common Stock under Rule 144 or registration statements may make it more difficult for the Company to obtain equity financing and may adversely affect the market price of the Common Stock.

                              SELLING SHAREHOLDERS

      The table below sets forth (i) the names and relationships with the Company of the Selling Shareholders and (ii) the number of shares of Common Stock which each Selling Shareholder (a) beneficially owned at April 1, 1995,
 (b) may sell under this Prospectus and (c) would have beneficially owned if all the shares offered hereby had been sold on April 1, 1995 (and, if one percent or more, the percentage of the outstanding shares of Common Stock which such beneficially owned shares would have represented). There were 13,990,303 shares of Common Stock issued and outstanding at April 1, 1995.

      The number of shares beneficially owned includes shares of Common Stock in which a person has sole or shared voting power and/or sole or shared investment power. A person is also deemed to be the beneficial owner of shares of Common Stock if the person has the right to acquire beneficial ownership of the shares, whether or not within 60 days, through the exercise of options or warrants.

      Common Stock not outstanding which is subject to options and warrants is deemed to be outstanding for the purpose of computing the percentage of the Common Stock beneficially owned by each person named below, but is not deemed to be outstanding for any other person.

      Except as noted, each person named below has sole voting and investment powers with respect to the Common Stock beneficially owned by the person, subject to applicable community property and similar laws.


                                                          AMOUNT        AMOUNT       AMOUNT        PERCENTAGE
                                                       BENEFICIALLY     TO BE     BENEFICIALLY    BENEFICIALLY
                             RELATIONSHIP WITH THE     OWNED PRIOR     OFFERED    OWNED AFTER     OWNED AFTER
SELLING SHAREHOLDER                 COMPANY            TO OFFERING     HEREBY       OFFERING        OFFERING

Martin W. Greenwald         Chairman of the                1,250,973    150,000       1,100,973        7.72%
                            Board, Chief Executive
                            Officer, President
                            and Treasurer
Stuart Segall               Director                       1,130,857     15,000       1,115,857        7.86%
Kyle Kirkland               Director                          25,000     15,000          10,000         *

Ira S. Epstein/(1)/         Director                          34,731     25,000           9,731         *
Russell Harris/(2)(3)/      Director                         118,914     25,000          93,914         *
Jeff Framer                 Chief Financial Officer           39,650     10,000          29,650         *
Cheryl Lee                  Chief Administrative              93,409     10,000          83,409         *
                            Officer and General
                            Counsel
David Borshell              Senior Vice President             57,090     10,000          47,090         *
                            of Operations, Sales and
                            Marketing
Rick Linton                 Former Officer                    10,000     10,000               0         *

- ---------------
 * Percentage owned is less than 1%.
 (1) Includes 2,000 shares of Common stock held by Mr. Epstein's Keogh plan.
 (2) Under a December 29, 1987 stock purchase agreement, as amended (the "Stock Purchase Agreement"), certain investors (including Mr. Harris and IIC) have acquired shares of Common Stock from the Company. The Schedule 13D, dated December 29, 1987, filed relative to the initial acquisition of shares under the Stock Purchase Agreement states that the investors "disclaim status as a group." The Stock Purchase Agreement grants antidilution rights in connection with certain issuances of Common Stock. Antidilution rights outstanding as of April 1, 1995 are included in the table. The Stock Purchase Agreement also provides that investors collectively holding a percentage of "Shares" (as defined in the Stock Purchase Agreement) may cause the Company to register the Shares with the Commission.
 (3) Includes 77,514 shares of Common Stock held by Mr. Harris as trustee for a family trust.

                              PLAN OF DISTRIBUTION

      The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of the shares of Common Stock for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock might be deemed to be underwriters, and any profit on the sale of such shares of Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. The Company is unaware of any plan of distribution of any of the Selling Shareholders with respect to the resale of the shares of Common Stock offered hereby.

      The shares of Common Stock may be sold in the over-the-counter market or in privately negotiated transactions. Sales of such shares in the over-the-counter market may be by means of one or more of the following: (a) a block trade in which a broker or dealer will attempt to sell his or her shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. Each Selling Shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Rule 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 317 of the California General Corporation Law (the "GCL") provides that a California corporation (such as the Company) has the power to indemnify its officers and directors in certain circumstances.

      Subdivision (b) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if such director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such director or officer was unlawful.

      Subdivision (c) of Section 317 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by such director or officer in connection with the defense or settlement of the action if such director or officer acted in good faith, in a manner believed to be in the best interests of the corporation and its shareholders, except that no indemnification may be made (i) in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation in the performance of such director's or officer's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such director or officer is fairly or reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) for amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

      Section 317 further provides that to the extent a director or officer of the corporation has been successful in the defense of any proceeding referred to in subdivision (b) or (c) or in the defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred in connection therewith; that any other indemnification under Section 317 shall be made only if authorized, upon a determination that indemnification is proper, by (i) a majority of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion,
 (iii) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote or (iv) by the court in which the proceeding is or was pending; that indemnification provided for by Section 317 shall not be deemed exclusive of any additional rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such director or officer in such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against that liability under Section 317.

      The GCL permits a corporation to limit, under certain circumstances, a director's liability for monetary damages for actions brought by or on behalf of the corporation. The Company's Restated Articles of Incorporation provide for the elimination of the liability of directors for monetary damages to the full extent permitted by law.

      The Company's Restated Articles of Incorporation and Bylaws provide for indemnification of the Company's officers and directors to the full extent permitted by law, including Section 317 of the GCL. In addition, the Company has entered into indemnification agreements with its officers and directors. The form and execution of the indemnification agreements, which are intended to provide the maximum indemnification allowed under California law, were approved at the Company's October 6, 1989 annual shareholders' meeting. The Company maintains a directors and officers liability insurance policy providing aggregate coverage of $5,000,000, including securities-related coverage of $5,000,000.

      Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Cheryl Lee, Esq., Chief Administrative Officer and General Counsel of the Company.


                                    EXPERTS

      The financial statements of the Company as of March 31, 1994 and 1993 and for each of the years in the three-year period ended March 31, 1994, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 and incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this Prospectus and elsewhere in this Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

                           IMAGE ENTERTAINMENT, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


 Item 3.  Incorporation of Documents by Reference
          ---------------------------------------

      The Company hereby incorporates by reference into this Registration Statement the following documents:

           (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994;

           (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1994; and

           (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 21, 1983, as amended by Amendment No. 1 on Form 8 filed with the Commission on April 22, 1991.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 4.  Description of Securities
          -------------------------

          Not applicable.

 Item 5.  Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

 Item 6.  Indemnification of Directors and Officers
          -----------------------------------------

      The section in the Prospectus filed herewith entitled "Indemnification of Directors and Officers" is hereby incorporated by reference in this Item.

 Item 7.  Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

 Item 8.  Exhibits

Exhibit No.   Description of Exhibit
- -----------   ----------------------

    5         Opinion of General Counsel of Image Entertainment, Inc.
              Filed herewith.

   10.1 Image Entertainment, Inc. Restated 1992 Stock Option Plan. Incorporated by reference to Exhibit A of the Company's Proxy Statement dated July 29, 1994.

   10.2 Option Agreement dated July 8, 1993 between the Company and Ira S. Epstein. Filed herewith.

   10.3 Option Agreement dated July 8, 1993 between the Company and Russell Harris. Filed herewith.

   10.4 Option Agreement dated July 12, 1994 between the Company and Ira S. Epstein. Filed herewith.

   10.5 Option Agreement dated July 12, 1994 between the Company and Russell Harris. Filed herewith.

   10.6 Form of Option Agreement between the Company and certain executive officers and key employees. Incorporated by reference to Exhibit 10.24 of the Company's Annual Report on Form 10-K for the year ended March 31, 1994.

   23.1 Consent of General Counsel of Image Entertainment, Inc. (contained in Exhibit 5). Filed herewith.

   23.2       Consent of KPMG Peat Marwick LLP.  Filed herewith.


 Item 9.  Undertakings
          ------------

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a) (3) of the Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply
      --------  -------
 if the Registration Statement is on Form S-3 or Form S, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
 Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act

 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions of Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on May 10, 1995.

                               IMAGE ENTERTAINMENT, INC.

                               By:   /s/ Martin W. Greenwald
                                     --------------------------------------
                                     Martin W. Greenwald
                                     Chairman of the Board, Chief Executive
                                     Officer, President and Treasurer

      Each person whose signature appears below constitutes and appoints Martin
 W. Greenwald and Jeff Framer, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                     Date
        ---------                        ------                    ----
/s/ Martin W. Greenwald       Chairman of the Board, Chief     May 10, 1995
- -------------------------      Executive Officer, President
Martin W. Greenwald            and Treasurer (Principal
                               executive officer)

/s/ Jeff Framer               Chief Financial Officer          May 10, 1995
- -------------------------      (Principal financial and
Jeff Framer                     accounting officer)

/s/ Stuart Segall             Director                         May 10, 1995
- -------------------------
Stuart Segall

/s/ Ira S. Epstein            Director                         May 10, 1995
- -------------------------
Ira S. Epstein

/s/ Russell Harris            Director                         May 10, 1995
- -------------------------
Russell Harris

/s/ Kyle Kirkland             Director                         May 10, 1995
- -------------------------
Kyle Kirkland

                                 EXHIBIT INDEX

                                                                                      Sequential
Exhibit No.                          Description of Exhibit                           Page Number
- -----------   ---------------------------------------------------------------------   -----------
    5         Opinion of General Counsel of Image Entertainment, Inc.  Filed
              herewith.

   10.1       Image Entertainment, Inc. Restated 1992 Stock Option Plan.                   *
              Incorporated by reference to Exhibit A of the Company's Proxy
              Statement dated July 29, 1994.

   10.2       Option Agreement dated July 8, 1993 between the Company and Ira S.
              Epstein.  Filed herewith.

   10.3       Option Agreement dated July 8, 1993 between the Company and Russell
              Harris.  Filed herewith.

   10.4       Option Agreement dated July 12, 1994 between the Company and Ira S.
              Epstein.  Filed herewith.

   10.5       Option Agreement dated July 12, 1994 between the Company and Russell
              Harris.  Filed herewith.

   10.6       Form of Option Agreement between the Company and certain executive           *
              officers and key employees.  Incorporated by reference to Exhibit
              10.24 of the Company's Annual Report on Form 10-K for the year ended
              March 31, 1994.

    23.1 Consent of General Counsel of Image Entertainment, Inc. (contained in Exhibit 5). Filed herewith.

    23.2      Consent of KPMG Peat Marwick LLP.  Filed herewith.

     *  Incorporated by reference herein.